AGREEMENT OF LEASE

         AGREEMENT OF LEASE made as of the day of September 1994 between

                                Arnold S. Paster
                                 27A Main Street
                              Southampton, NY 11968
and
                               The Millbrook Press
                             Howard and Rita Graham
                             2 Old New Milford Road
                              Brookfield, CT 06804

                                 27A Main Street
                              Southampton, NY 11968

         If LANDLORD wants to give service by mailing service registered mail to location, that is considered giving service.

ARTICLE 1.  PREMISES

         LANDLORD does hereby lease to TENANT, and TENANT does hereby lease from LANDLORD, the front two offices on the second floor at 27A Main Street, (hereafter the "Premises") Southampton, (Suffolk County) New York.

ARTICLE 2.  TERM

         The term of the Lease shall be a period of one (1) year commencing on the first day of October 1994 and ending on the 30th day of September, 1995.

ARTICLE 3. USE: Office Space. (Front room and reception area is for TENANTS use and for passage to other tenants on the floor).

ARTICLE 4.  FIXED RENT

         4.1 Tenant shall pay to the LANDLORD as annual fixed rent the sum of twelve thousand seven hundred eighty ($12,780.00) dollars, said rent to be paid in equal monthly payments in advance on the first day of each and every month during the term aforesaid, as follows: one thousand sixty-five ($1,065.00) dollars.

         4.2 All other amounts payable by TENANT under the Lease in addition too fixed rent shall be deemed to be additional rent.

         4.3 TENANT covenants to pay all rentals when due and payable without any set off, deduction or demand whatsoever. Any monies paid or expense incurred by LANDLORD to correct violations of any of the TENANT'S obligations hereunder shall be additional rental. Any additional rental provide for in this Lease becomes due with the next installment of rental and other monies due after receipt of notice of such additional rental from LANDLORD. Rentals and

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statements  required  of TENANT  shall be paid or  delivered  to LANDLORD at the place designated for notices to LANDLORD.

ARTICLE 5.   DELETED

ARTICLE 6.   REPAIRS AND MAINTENANCE

         6.1 LANDLORD shall be responsible for maintaining and repairing the roof, foundation, exterior walls and load-bearing interior walls of the Premises, and the downspouts and gutters of the building. LANDLORD shall be responsible for repairing all pipes, risers and conduits within the Premises which serve other portions of the building exclusively, or in addition to the Premises.

         6.2 If LANDLORD performs repairs that are TENANT'S responsibility under the Lease, LANDLORD shall be entitled to reimbursement for the cost of such repair plus an administrative fee of 15% of the cost of such repair. Except in emergencies, LANDLORD shall not perform any work for TENANT'S account unless LANDLORD has given TENANT at least ten (10) days notice and TENANT has failed to cure the condition or does not complete within a reasonable time thereafter.

         6.3 TENANT may not authorize any work to be performed which is the expense of the LANDLORD without first obtaining the prior written consent of the LANDLORD. Any maintenance or repair initiated by the TENANT shall be at his own cost and expense.

         6.4 Except for the repairs required to be made by LANDLORD, TENANT shall be responsible for repairing, replacing and maintaining the interior of the Premises, TENANT'S storefront and signs, plumbing, air conditioning system, heating and electrical systems and equipment within the Premises and exclusively serving the Premises, and the windows, plate glass and doors located in the Premises. TENANT shall, in addition, repair all conditions in or around the building caused by the negligence of TENANT, or TENANT'S agents, servants and employees.

ARTICLE 7.    ALTERATIONS

         7.1 TENANT will not alter the exterior of the premises (including storefront and/or signs, lettering and advertising matter on any windows or doors) or install any radio or television antennae, loud speakers, sound amplifiers or similar devises on the roof or exterior walls of the buildings without first obtaining LANDLORD'S written approval of such alteration. TENANT will not overload the electrical wiring serving the Premises or within the Premises and will install at its own expense, but only after obtaining LANDLORD'S approval, any additional electrical wiring which may be required in connection with TENANT'S apparatus.

         7.2 TENANT will not paint or decorate any part of the exterior of the premises, including storefronts, or any part of the interior visible from the exterior thereof or paste any signs to any portion of the premises, or display any signs attached to show windows or within three (3) feet of the building without obtaining LANDLORD'S written approval.

         7.5 TENANT shall have the right, at its own cost and expense, to make alterations, replacements, changes, additions and improvements in and to the Premises, subject to the following:

                   a) prior to commencing any alterations, additions, replacements or repairs to the Premises that require structural changes, TENANT shall provide LANDLORD with a full set of architectural plans reflecting the proposed work and obtain LANDLORD'S prior written approval. LANDLORD shall not unreasonably withhold its consent to allow TENANT to install a sign on the entrance door to the building which is on the front door and/or cement column on the southeast corner of the building.

                   b) that the same shall be performed in a first class workmanlike manner, and shall not impair the structural integrity of the building;

                   c) that TENANT shall have obtained all required permits and authorizations of governmental agencies and departments having jurisdiction over such work or the Premises prior to commencing any work.

                  d) that TENANT shall assure that all contractors, prior to commencing work, have valid contractor's licenses to work in the Town of Southampton, have appropriate insurance coverage including Workmen's Compensation Insurance and general liability insurance for the mutual benefit of TENANT and LANDLORD and provide proof of same to LANDLORD;

                  e) TENANT agrees to promptly pay all sums of money in respect of any labor services, materials, supplies or equipment furnished or alleged to have been furnished to TENANT'S agents, employees, contractors or subcontractors, which may be secured by any mechanics, materials, suppliers, or other type of lien against the premises or the LANDLORD'S interest therein. In the event of any such or similar lien shall be filed, TENANT shall within mechanics, materials, suppliers, or other type of lien against the premises or the LANDLORD'S interest therein. In the event of any such of similar lien shall be filed, TENANT shall within twenty-four (24) hours of receipt thereof, give notice to LANDLORD of such lien, and TENANT shall, within ten (10) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due the lien claimant. However, TENANT may in good faith contest such lien provided that within such ten (10) day period TENANT provides LANDLORD with a surety bond in a company acceptable to LANDLORD, protecting against said lien in an amount at least one and one-half (1-1/2) times the amount claimed as lien. Failure of TENANT to discharge the lien, or if contracted to provide such bond shall constitute a default under this Lease and in addition to any other right or remedy of LANDLORD, LANDLORD may but shall not be obliged to discharge the same of record by paying the amount claimed to be due and the amount so paid by LANDLORD and all costs and expenses incurred by LANDLORD therewith, including all reasonable attorneys' fees shall be due and payable by TENANT within ten
(10) days.

ARTICLE 8.   UTILITIES

         8.1 LANDLORD warrants and represents that the Premises are served by electrical, heating, plumbing and sewerage or septic systems and that there are separate electric, gas and water meters for the Premises. TENANT shall be responsible for 50% of the electric bill and oil bill for the second floor of the building.

ARTICLE 9.                 INSURANCE

         9.1 PUBLIC LIABILITY INSURANCE. Prior to entry into the premises to begin TENANT'S work or prior to commencement of this Lease, whichever date first occurs, and thereafter during the terms of this Lease, TENANT shall keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the premises and the business of TENANT and any approved subtenant, licensee, or concessionaire, with companies licensed to do business in New York State and approved by LANDLORD, in which both TENANT and LANDLORD and any person, firm or corporation designated by LANDLORD, shall be adequately covered under reasonable limits of liability not less than $500,000.00 for injury or death to more than one person; $1,000,000.00 for injury or death to more than one person, and $300,000.00 with respect to damage to property. TENANT shall furnish LANDLORD with certificates or other evidence acceptable to LANDLORD that such insurance is in effect which evidence shall state that LANDLORD shall be notified in writing thirty (30) days prior to cancellation, material change or renewal of insurance.

         9.4 WORKMEN'S COMPENSATION. If the nature of TENANT'S TENANT shall also keep in force, at its expense, so long as this Lease remains in effect and during such other time as TENANT occupies the premises or any part thereof, Workmen's Compensation or similar insurance affording statutory coverage and containing statutory limits. At the written request of LANDLORD, TENANT agrees to furnish to LANDLORD evidence of Workmen's Compensation coverage. If TENANT shall not comply with its covenants made in this section, LANDLORD may cause insurance as aforesaid to be issued, and in such event TENANT agrees to pay, as additional rent, the premium for such insurance upon LANDLORD'S demand.

         9.5 WAIVER OF SUBROGATION. LANDLORD waives any right that it may have to recover from TENANT damages for any loss occurring to property of LANDLORD by reason of any act or omission of TENANT; provided, however, that this waiver is limited to those losses for which LANDLORD is compensated by its insurers.

                  TENANT hereby waives any and all right that it may have to recover from LANDLORD damages for any loss occurring to property of the TENANT by reason of any act or omission of the LANDLORD; provided, however, that this waiver is limited to those losses for which TENANT is compensated by its insurers.

ARTICLE 10.   NON-LIABILITY

         LANDLORD shall not be responsible or liable to TENANT for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises or any part of the building for any other purpose or for any loss or damage resulting to TENANT or its property from pipes or plumbing fixtures or from any failure or defect in any electric line, circuit or facility.

ARTICLE 11.  APPLICABLE LAW

         This Lease shall be construed under the laws of the State of New York. If any provision of this Lease, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE 12.  SUCCESSORS

         This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon LANDLORD, its successors and assigns, and shall be binding upon TENANT, its successors and assigns, and shall inure to the benefit of TENANT and only such assigns of TENANT to whom the assignment by TENANT has been consented to, in writing, by LANDLORD.

ARTICLE 13.  BROKERS

         Each of the parties represents and warrants that Allan M. Schneider Associates, Inc., 69 Main Street, East Hampton, New York, is the broker for this Lease and LANDLORD is responsible for commission.

ARTICLE 14.  EXAMINATION

         The submission of this Lease for the examination does not constitute a reservation of or option for the premises, and this Lease becomes effective only upon execution and delivery thereof by LANDLORD and TENANT.

ARTICLE 15.  NOTICES

         15.1 Any notices desired or required to be given under this Lease shall be sent postage paid registered or certified mail, return receipt requested as to LANDLORD:

                          Mr. Arnold S. Paster
                          Peconic Bay Properties, Inc.
                          27A Main Street
                          Southampton, New York 11968

         15.2 Any notices desired or required to be given under this Lease shall be sent postage paid registered or certified mail, return receipt requested or delivered by hand and receiving a signed receipt for same as to TENANT:

                          The Millbrook Press
                          Howard and Rita Graham
                          2 Old New Milford Road
                          Brookfield, CT 06804
or
                          27A Main Street
                          Southampton, NY 11968

ARTICLE 17.                LATE RENT

         17.1 If the rent due is received by the LANDLORD after the tenth (10th) day, TENANT will pay to the LANDLORD an additional amount equal to 5% of the rent due on the first of the month.

         17.2 In the event the TENANT fails to pay the rent due by the 15th day following the due date, LANDLORD shall notify TENANT in writing of TENANT'S default and TENANT shall have ten (10) days from notification to cure said default. Thereafter, LANDLORD shall have the right at his option to terminate the Lease at that time and no further obligation by the LANDLORD to rent the demised premises to the TENANT shall exist.

ARTICLE 18.  SECURITY

         Simultaneously herewith TENANT has delivered to LANDLORD the sum of $1,065.00 (one thousand sixty-five dollars) as security for TENANT'S performance of its operation under this Lease. That the security deposited under this Lease shall not be mortgaged, assigned or encumbered by the TENANT without the prior written consent of the LANDLORD.

ARTICLE 19.  DELETED

ARTICLE 20.  TENANT'S RESPONSIBILITIES

         TENANT shall at TENANT'S expense:

         20.3 Replace promptly at its own expense any broken door closers and any cracked or broken glass on the premises with glass of like kind and quality;

         20.4 Maintain the premises in a clean, orderly and sanitary condition;

         20.5 Keep any garbage, trash, rubbish, or refuse temporarily stored in refuse container provided by the sanitation company or the LANDLORD. Location of refuse container to be determined by LANDLORD;

         20.6 Keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the TENANT'S premises;

         20.7 Comply with all laws, ordinances, rules and regulations of governmental authorities, including the fire underwriters rating bureau or hereafter in effect;

         20.8 Replace promptly all light bulbs when burned out;

         20.9 Conduct its business in all respects in a dignified manner in accordance with high standards as maintained by the building.

ARTICLE 21.   MISCELLANEOUS

         21.1 TENANT will permit LANDLORD, its agents, employees and contractors to enter all parts of the premises to inspect the same and to enforce or carry out any provisions of this Lease.

         21.2 Wherever in this Lease LANDLORD'S consent is required, LANDLORD agrees not to unreasonably withhold or delay consent.

         21.3 No reference to any specific right or remedy shall preclude LANDLORD from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled wither at law or in equity.

         21.4 LANDLORD'S failure to insist upon a strict performance of any covenant of this Lease or to exercising any option or right herein contained shall not be a waiver of relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect.

         21.5 The time within which any of the parties hereto shall be required to perform any act or acts under this Lease except for payment of monies shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, wars, strikes, labor disputes, delays or restrictions by governmental bodies inability to obtain or use necessary materials, or any cause beyond the reasonable control of such party (and such delay being called "unavoidable delay" in this Lease) provided however, that the party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay.

         21.6 In case suit shall be brought for recovery of possession of the Lease premises, for the recovery of rent or any other account due under the provision of this Lease, or because of the breach of any other covenant herein contained on the part of TENANT to be kept or performed, and a breach shall be established, TENANT shall pay to LANDLORD all expenses incurred therefore, including reasonable attorneys fees.

         21.7 The TENANT also agrees to permit the LANDLORD or the LANDLORD'S agents to show the premises to persons wishing to hire or purchase the same upon reasonable notice to TENANT; and the TENANT further agrees that on and after two
(2) months before expiration of term unless option to extend is exercised by TENANT, the LANDLORD or the LANDLORD'S agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" of "For Rent" and the TENANT hereby agrees to permit the same to remain thereon without hindrance or molestation, except that such notice shall not interfere with TENANT'S business sign.

ARTICLE 22.   INTERRUPTION

         No diminution of abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services", if any, herein expressly or impliedly agreed to be furnished by the LANDLORD to the TENANT, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the LANDLORD. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The LANDLORD shall not be required to furnish, and the TENANT shall not be entitled to receive, any such "services" during any period wherein the TENANT shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvement or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed. The above clause is operative providing the period of inconvenience or discomfort does not exceed ten (10) days. an abatement of rent will be allowed after ten (10) days and until such time as the inconvenience and discomfort shall cease.

ARTICLE 23.   VACATED PREMISES

         That if the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the performance of any of the covenants herein contained, then it shall be lawful for the LANDLORD or his representatives to re-enter the said premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the TENANT hereby expressly waives the service of any notice in writing of intention to re-enter, and the TENANT shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the LANDLORD may rent the premises on behalf of the TENANT reserving the right to rent the premises for a longer period of time than fixed in the original Lease without releasing the original TENANT from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the LANDLORD, any surplus to be paid to the TENANT, who shall remain liable for any deficiency.

ARTICLE 24.   MONTH-TO-MONTH LEASE

         In the event TENANT remains in possession of the premises after the expiration of this Lease and without the execution of a new Lease, it shall be deemed to be occupying the premises as a TENANT from month-to-month, at two (2) times, or twice the rent and all other monies paid LANDLORD hereunder subject to all the conditions, provisions and obligations of this Lease insofar as the same can be applicable to month-to-month tenancy cancelable by either party upon thirty (30) days written notice to the other, but no cancellation of security.

ARTICLE 25.

         That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be place against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this Lease, irrespective of the date of recording and the TENANT agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the LANDLORD, or the LANDLORD'S assigns and legal representatives to the option of canceling this Lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

ARTICLE 26.   SUBLETTING

         It is agreed that the TENANT will not sublet the premises nor allow anyone other than employees and/or contractors of TENANT to use the premises.

ARTICLE 27.   HAZARDOUS WASTE

         TENANT will not do or keep or suffer to be kept, used, generate or store hazardous substances or pollutants or contaminants in, upon or about the Premises. If that event does occur, TENANT shall be required to remove and clean up any such substance brought onto or about the Premises in violation of this provision. TENANT shall indemnify LANDLORD in the event of such breech in which indemnification shall survive the termination of the Lease. In addition to any other remedies available to LANDLORD, at LANDLORD'S sole option, TENANT shall immediately be in default and the term of this Lease shall cease and terminate immediately without relieving TENANT of its monetary obligations hereunder.

ARTICLE 28.   POSSESSION

         LANDLORD shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior TENANT or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall be extended for the period in which the premises were not ready for occupancy.

ARTICLE 29.   FORCE MAJEURE

         The time within which any of the parties hereto shall be required to perform any act or acts under this Lease, except for payment of monies, shall be extended to the extent that the performance of such act or acts shall be delayed by labor disputes, acts of God, or the public enemy, governmental regulations or controls, fire, windstorm, flood, explosion, collapse of structures, riot, wars, strikes, inability to obtain or use necessary materials, or any other cause beyond the reasonable control of such party (any such delay being called "Unavoidable Delay" in this Lease); provided however, that the party entitled to such extension hereunder shall give notice to the other party of the occurrence causing such delay.

ARTICLE 30.   RENEWAL OF LEASE

         If TENANT faithfully performs all the terms and conditions of this Lease then the TENANT shall have the option to renew this Lease for an additional one (1) year by notifying LANDLORD in writing by mailing such notice return receipt requested on or before August 1, 1995 to such address as previously mentioned. Annual fixed rent for the renewal period from October 1, 1995 through September 30, 1996 shall be the sum of thirteen thousand two hundred eighty-four ($13,284.00) dollars; said rent to be paid in equal monthly payments in advance on the first day of each and every month during the term aforesaid, as follows: one thousand one hundred seven ($1,107.00) dollars per month.

         It is mutually understood that there may be ARTICLE numbers missing as the Lease was modified.

         And LANDLORD doth covenant that the said TENANT on paying the said yearly rent, and performing the covenants aforesaid, shall and may have, hold and enjoy the said demised premises for the term aforesaid.

         And it is mutually understood and agreed that the covenants and agreements contained in the within Lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

         IN WITNESS WHEREOF, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this 27th day of September, 1994.

         Signed, sealed and delivered in the presence of




                                                  LANDLORD




           WITNESS                                TENANT


STATE OF CONNECTICUT   )
                       )  SS
COUNTY OF FAIRFIELD    )

On this 27th day of September, 1994, before me personally came DONALD D'ANGELO to me known and known to me to be the individual described in, and who executed, the foregoing instrument, and he acknowledged to me that he executed the same and that he is the VICE PRESIDENT of The Millbrook Press and that he has the authority to enter into this legal binding document.



                                                  NOTARY PUBLIC


                                              My commission Exp. Oct. 31, 1995